Exhibit 99.1
Endurance Reports Second Quarter 2015 Financial Results

PEMBROKE, Bermuda – August 3, 2015 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $76.0 million and $1.68 per diluted common share for the second quarter of 2015 versus net income of $75.0 million and $1.68 per diluted common share for the second quarter of 2014.
For the six months ended June 30, 2015, Endurance reported net income available to common shareholders of $176.3 million and $3.91 per diluted common share versus net income of $171.3 million and $3.84 per diluted common share for the six months ended June 30, 2014. Book value per diluted share was $63.32 at June 30, 2015, up 3.2% from December 31, 2014.
Operating highlights for the quarter ended June 30, 2015 were as follows:

•	Gross premiums written of $861.2 million, an increase of 24.9% compared to the same period in 2014;

•	Net premiums written of $559.1 million, an increase of 9.3% compared to the same period in 2014;

•
Combined ratio of 85.5%, which included 12.8 percentage points of favorable prior year loss reserve development and 2.2 percentage points of net catastrophe losses from 2015 events, 3.9 percentage points of large property and energy losses, and 0.8 percentage points of corporate expenses related to the acquisition of Montpelier Re Holdings Ltd. ("Montpelier");

•	Net investment income of $32.3 million, a decrease of $7.1 million from the same period in 2014;

•	Operating income, which excludes after-tax realized investment gains and foreign exchange losses, of $79.5 million and $1.76 per diluted common share; and

•	Operating return on average common equity for the quarter of 2.8% or 11.1% on an annualized basis.
Operating highlights for the six months ended June 30, 2015 were as follows:

•	Gross premiums written of $2,162.6 million, an increase of 17.1% over the same period in 2014;

•	Net premiums written of $1,324.0 million, an increase of 1.1% over the same period in 2014;

•
Combined ratio of 84.1%, which included 13.7 percentage points of favorable prior year loss reserve development, 2.1 percentage points of current year catastrophe losses, 2.1 percentage points of large property and energy losses, and 0.5 percentage points of corporate expenses related to the acquisition of Montpelier;

•	Net investment income of $74.1 million, a decrease of $6.2 million over the same period in 2014;

•	Operating income of $170.7 million and $3.78 per diluted common share; and

•	Operating return on average common equity for the first six months of the year of 6.1%, or 12.1% on an annualized basis.
John R. Charman, Chairman and Chief Executive Officer, commented, “During the second quarter we continued to deliver improved profitability by generating an operating ROE of 11.1% in spite of very challenging market conditions. We were also able to meaningfully expand our global specialty book of business as evidenced by our 25% growth in gross written premiums. These strong results continue to reflect the significant strategic improvements we have implemented over the past 30 months at Endurance. Our globally recognized, market leading underwriters are now firmly established and are attracting high quality, historically profitable business. Our underwriters' careful risk selection and underwriting discipline remain critical in this very competitive rate environment and I am confident of our ability to continue to deliver strong financial results as well as creating exceptional value for our shareholders.

Last week we announced the completion of our acquisition of Montpelier after both Endurance and Montpelier received overwhelming shareholder support for the transaction. Having spent the last several months diligently planning, we have already begun to immediately integrate Montpelier into Endurance. We are confident in our ability to materially exceed our original synergy estimates and to achieve our targeted strategic and financial objectives."
Insurance Segment
Operating highlights for Endurance’s Insurance segment for the quarter ended June 30, 2015 were as follows:

•	Gross premiums written of $468.9 million, an increase of 45.8% from the second quarter of 2014;

•	Net premiums written of $190.3 million, an increase of 6.3% from the second quarter of 2014; and

•
Combined ratio of 95.2%, which included favorable prior year loss reserve development of 9.2 percentage points, net catastrophe losses from 2015 events of $1.2 million or 0.6 percentage points and large property and energy losses of $16.2 million or 8.8 percentage points.

Operating highlights for Endurance’s Insurance segment for the six months ended June 30, 2015 were as follows:

•	Gross premiums written of $1,205.1 million, an increase of 23.8% from the same period in 2014;

•	Net premiums written of $494.3 million, a decrease of 5.3% from the same period in 2014; and

•
Combined ratio of 92.2%, which included favorable prior year loss reserve development of 11.6 percentage points, net catastrophe losses from 2015 events of $5.7 million or 1.7 percentage points and large property and energy losses of $16.2 million or 5.3 percentage points.

Gross premiums written in the Insurance segment increased $147.3 million and $231.3 million for the quarter and six months ended June 30, 2015 compared to the same periods in 2014 as we achieved growth across all lines of business. The underwriting investments we have made over the last 30 months within the professional lines, casualty and other specialty and property, marine and energy lines of business continue to attract new business to Endurance. Non-agriculture net premiums written increased $34.4 million and $74.6 million for the quarter and six months ended June 30, 2015, compared to the same periods in 2014. Net premiums written were impacted by greater levels of reinsurance, including additional quota share protection for individual lines of business as well as across the entire portfolio. Within agriculture insurance, greater cessions to the federal government and increased purchases of third party reinsurance led to a decline in net premiums written of $23.1 million and $102.3 million for the quarter and six months ended June 30, 2015 compared to the same periods in 2014.
The 3.4 percentage point increase in the Insurance segment combined ratio for the quarter ended June 30, 2015 compared to the same period in 2014 was driven by higher net loss and acquisition expense ratios partially offset by a lower general and administrative expense ratio. The increase in the net loss ratio reflects lower levels of favorable loss reserve development which improved the current quarter's net loss ratio by 9.2 percentage points compared to 10.1 percentage points in 2014. The accident year net loss ratio increased modestly in the current quarter as two large energy losses totaling $16.2 million, or 8.8 percentage points, were partially offset by improved profitability within our expanding professional lines business. The current quarter's decline in the general and administrative expense ratio reflects higher ceding commissions received as a result of increased quota share reinsurance purchases. The acquisition expense ratio increased in the current quarter as specialty lines with higher related acquisition costs accounted for a greater percentage of earned premiums than a year ago. For the six months ended June 30, 2015 compared to the same period in 2014, the combined ratio improved as lower net loss and general and administrative expense ratios were partially offset by a higher acquisition expense ratio.
Reinsurance Segment
Operating highlights for Endurance’s Reinsurance segment for the quarter ended June 30, 2015 were as follows:

•	Gross premiums written of $392.3 million, an increase of 6.6% from the second quarter of 2014;

•	Net premiums written of $368.8 million, an increase of 10.9% from the second quarter of 2014; and

•	Combined ratio of 73.0%, which included favorable prior year loss reserve development of 15.7 percentage points and net catastrophe losses from 2015 events of $8.6 million or 3.5 percentage points.

Operating highlights for Endurance’s Reinsurance segment for the six months ended June 30, 2015 were as follows:

•	Gross premiums written of $957.5 million, an increase of 9.7% from the same period in 2014;

•	Net premiums written of $829.7 million, an increase of 5.3% from the same period in 2014; and

•	Combined ratio of 73.8%, which included favorable prior year loss reserve development of 15.0 percentage points, and net catastrophe losses from 2015 events of $11.3 million or 2.3 percentage points.

Gross premiums written in the Reinsurance segment increased $24.4 million and $84.4 million for the quarter and six months ended June 30, 2015 compared to the same periods in 2014. For the second quarter of 2015, the increase was driven by the professional lines and casualty lines of business, partially offset by declines within the property, catastrophe and specialty lines of business. Growth in professional lines and casualty predominantly resulted from expansion of existing contracts at renewal, some renewal date changes, as well as the entry into new quota share agreements. Declines in the property and catastrophe lines of business were driven by the non-renewal of numerous contracts that no longer met our profitability targets, while the decline in the specialty line of business resulted primarily from reduced premium estimates on some existing treaties. For the quarter and six months ended June 30, 2015, net premiums written increased $36.4 million and $41.6 million from a year ago as the growth in gross premiums written was largely offset by the purchase of greater levels of proportional and aggregate excess of loss retrocessional coverage for the Company’s catastrophe portfolio and the initiation of a new whole account quota share retrocession for the majority of the specialty line of business.
The combined ratio in the Reinsurance segment for the second quarter of 2015 improved by 1.3 percentage points compared to the same period in 2014, due to a lower net loss ratio that was partially offset by higher acquisition and general and administrative expense ratios. The net loss ratio improved by 5.2 percentage points in the current quarter compared to a year ago predominantly due to higher levels of favorable reserve development and a lower level of catastrophe losses. The 2.1 percentage point increase in the current quarter's acquisition expense ratio was attributed to an increase in gross premiums written in the specialty lines of business, which has higher acquisition expenses. The general and administrative expense ratio increased 1.8 percentage points in the second quarter of 2015 primarily from higher personnel expenses related to strategic investments made within our global specialty reinsurance operations.
Investments
Endurance’s net investment income for the quarter and six months ended June 30, 2015 was $32.3 million and $74.1 million, a decrease of $7.1 million and $6.2 million, respectively, compared to the same periods in 2014. The total return of Endurance’s investment portfolio was (0.07)% and 0.81% for the quarter and six months ended June 30, 2015, compared to 1.52% and 2.78% for the quarter and six months ended June 30, 2014. Investment income generated from Endurance’s available for sale investments increased by $0.1 million and $2.0 million for the three and six months ended June 30, 2015, compared to the same periods in 2014 as assets and returns have remained relatively flat. During the quarter and six months ended June 30, 2015, Endurance’s net investment income on its alternative investment funds and high yield loan funds, which are included in other investments, included gains of $3.6 million and $16.0 million, as compared to $10.8 million and $24.3 million in the second quarter and the first six months of 2014. The ending book yield on Endurance’s fixed maturity investments at June 30, 2015 was 2.27%, up from 2.15% at June 30, 2014.
At June 30, 2015, Endurance’s fixed maturity portfolio, which comprises 82.6% of Endurance’s investments, had an average credit quality of AA- and a duration of 3.08 years. Endurance’s fixed maturity portfolio was in a net unrealized gain position of $43.6 million at June 30, 2015, a decrease of $42.5 million from December 31, 2014. Endurance recorded net realized investment gains, net of impairments, of $9.3 million and $26.8 million during the second quarter and first six months of 2015, compared to $3.2 million and $8.0 million during the second quarter and first six months of 2014.
Endurance ended the second quarter of 2015 with cash and invested assets of $6.6 billion, which represents a 0.8% decrease from December 31, 2014. Net operating cash inflow was $23.5 million for the six months ended June 30, 2015 versus $19.7 million for the same period in 2014.

Capitalization and Shareholders’ Equity
At June 30, 2015, Endurance’s shareholders’ equity was $3.30 billion or $63.32 per diluted common share versus $3.19 billion or $61.33 per diluted common share at December 31, 2014. For the quarter and six months ended June 30, 2015, Endurance declared and paid common dividends of $0.35 and $0.70 per share, respectively.
Earnings Call
Endurance will host a conference call on August 4, 2015 at 9:00 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 240-9314 or (913) 312-1477 (international) and entering pass code: 1577277. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 18, 2015 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 1577277.
The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.
A copy of Endurance’s financial supplement for the second quarter of 2015 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.
Operating income, operating return on average common equity, operating income per diluted common share, operating income allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.
About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property, marine and energy lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.  For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Endurance may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "should," “would,” "expect," "intend," "plan," "believe," "project," “target,” "anticipate," "seek," "will," “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2014.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Endurance’s most recent report on Form 10-K and other documents of Endurance on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Endurance or its business or operations. Except as required by law, Endurance undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of United States dollars, except share and per share amounts)

	June 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$622,642	$745,472
Fixed maturity investments, available for sale, at fair value	4,933,776	5,092,581
Short-term investments, available for sale, at fair value	16,366	9,014
Equity securities, available for sale, at fair value	420,411	331,368
Other investments	623,868	541,454
Premiums receivable, net	1,665,990	883,450
Insurance and reinsurance balances receivable	108,162	122,214
Deferred acquisition costs	296,568	207,368
Prepaid reinsurance premiums	668,964	354,940
Reinsurance recoverable on unpaid losses	785,472	670,795
Reinsurance recoverable on paid losses	157,287	218,291
Accrued investment income	25,118	27,183
Goodwill and intangible assets	150,296	153,405
Deferred tax asset	46,779	48,995
Net receivable on sales of investments	21,420	38,877
Other assets	172,162	199,375
Total Assets	$10,715,281	$9,644,782

Liabilities
Reserve for losses and loss expenses	$3,833,525	$3,846,859
Reserve for unearned premiums	2,046,933	1,254,519
Deposit liabilities	13,376	15,136
Reinsurance balances payable	632,457	375,711
Debt	528,123	527,715
Net payable on purchases of investments	82,375	151,682
Other liabilities	275,586	287,978
Total Liabilities	7,412,375	6,459,600

Shareholders' Equity
Preferred shares
Series A, non-cumulative - 8,000,000 issued and outstanding (2014 - 8,000,000)	8,000	8,000
Series B, non-cumulative - 9,200,000 issued and outstanding (2014 - 9,200,000)	9,200	9,200
Common shares
45,156,845 issued and outstanding (2014 - 44,765,153)	45,157	44,765
Additional paid-in capital	610,585	598,226
Accumulated other comprehensive income	36,965	76,706
Retained earnings	2,592,999	2,448,285
Total Shareholders’ Equity	3,302,906	3,185,182

Total Liabilities and Shareholders’ Equity	$10,715,281	$9,644,782

Book Value per Common Share
Dilutive common shares outstanding	45,367,976	44,920,768
Diluted book value per common share [a]	$63.32	$61.33
Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2014, which was derived from Endurance’s audited financial statements.
[a] Excludes the $430 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of United States dollars, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Revenues
Gross premiums written	$861,184	$689,425	$2,162,616	$1,846,940

Net premiums written	$559,083	$511,427	$1,324,037	$1,310,132
Change in unearned premiums	(100,948)	(29,889)	(476,043)	(432,328)

Net premiums earned	458,135	481,538	847,994	877,804
Other underwriting income (loss)	1,389	(4,824)	3,795	(6,062)
Net investment income	32,252	39,302	74,113	80,292
Net realized and unrealized gains	9,680	3,411	27,869	8,283

Total other-than-temporary impairment losses	(424)	(198)	(1,073)	(309)
Portion of loss recognized in other comprehensive (loss) income	—	—	—	—
Net impairment losses recognized in earnings	(424)	(198)	(1,073)	(309)

Total revenues	501,032	519,229	952,698	960,008

Expenses
Net losses and loss expenses	239,122	259,196	411,058	436,092
Acquisition expenses	84,971	78,601	167,064	150,758
General and administrative expenses	54,965	58,312	109,855	117,813
Corporate expenses [a]	12,634	28,143	24,902	41,848
Amortization of intangibles	1,579	1,623	3,178	3,240
Net foreign exchange losses	12,981	319	20,533	3,283
Interest expense	9,062	9,732	18,121	18,783
Total expenses	415,314	435,926	754,711	771,817

Income before income taxes	85,718	83,303	197,987	188,191
Income tax expense	(1,512)	(140)	(5,302)	(548)
Net income	84,206	83,163	192,685	187,643

Preferred dividends	(8,188)	(8,188)	(16,376)	(16,376)

Net income available to common and participating common shareholders	$76,018	$74,975	$176,309	$171,267

Per share data
Basic earnings per common share	$1.69	$1.68	$3.92	$3.84
Diluted earnings per common share	$1.68	$1.68	$3.91	$3.84

[a] The Company incurred $3.5 million and $4.5 million of corporate expenses in relation to the Company's acquisition of Montpelier for the quarter and six months ended June 30, 2015. For the quarter and six months ended June 30, 2014, the Company incurred $12.1 million and $13.0 million of corporate expenses in relation to the Company's proposed acquisition of Aspen Insurance Holdings Limited.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Three Months Ended June 30, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$468,866	$392,318	$861,184
Ceded premiums written	(278,567)	(23,534)	(302,101)
Net premiums written	190,299	368,784	559,083
Net premiums earned	201,460	256,675	458,135
Other underwriting income	—	1,389	1,389
Total underwriting revenues	201,460	258,064	459,524

Expenses
Net losses and loss expenses	145,483	93,639	239,122
Acquisition expenses	17,702	67,269	84,971
General and administrative expenses	28,567	26,398	54,965
	191,752	187,306	379,058
Underwriting income	$9,708	$70,758	80,466

Net investment income			32,252
Corporate expenses			(12,634)
Interest expense			(9,062)
Amortization of intangibles			(1,579)
Net foreign exchange losses			(12,981)
Net realized and unrealized gains			9,680
Net impairment losses recognized in earnings			(424)
Income before income taxes			$85,718

Net loss ratio	72.2%	36.5%	52.2%
Acquisition expense ratio	8.8%	26.2%	18.5%
General and administrative expense ratio	14.2%	10.3%	14.8%	[a]
Combined ratio	95.2%	73.0%	85.5%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Three Months Ended June 30, 2014
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$321,526	$367,899	$689,425
Ceded premiums written	(142,488)	(35,510)	(177,998)
Net premiums written	179,038	332,389	511,427
Net premiums earned	218,563	262,975	481,538
Other underwriting loss	—	(4,824)	(4,824)
Total underwriting revenues	218,563	258,151	476,714

Expenses
Net losses and loss expenses	149,567	109,629	259,196
Acquisition expenses	15,128	63,473	78,601
General and administrative expenses	35,969	22,343	58,312
	200,664	195,445	396,109
Underwriting income	$17,899	$62,706	80,605

Net investment income			39,302
Corporate expenses			(28,143)
Interest expense			(9,732)
Amortization of intangibles			(1,623)
Net foreign exchange losses			(319)
Net realized and unrealized gains			3,411
Net impairment losses recognized in earnings			(198)
Income before income taxes			$83,303

Net loss ratio	68.5%	41.7%	53.8%
Acquisition expense ratio	6.9%	24.1%	16.3%
General and administrative expense ratio	16.4%	8.5%	18.0%	[a]
Combined ratio	91.8%	74.3%	88.1%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Six Months Ended June 30, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,205,084	$957,532	$2,162,616
Ceded premiums written	(710,746)	(127,833)	(838,579)
Net premiums written	494,338	829,699	1,324,037
Net premiums earned	337,324	510,670	847,994
Other underwriting income	—	3,795	3,795
Total underwriting revenues	337,324	514,465	851,789

Expenses
Net losses and loss expenses	219,995	191,063	411,058
Acquisition expenses	33,585	133,479	167,064
General and administrative expenses	57,409	52,446	109,855
	310,989	376,988	687,977
Underwriting income	$26,335	$137,477	163,812

Net investment income			74,113
Corporate expenses			(24,902)
Interest expense			(18,121)
Amortization of intangibles			(3,178)
Net foreign exchange losses			(20,533)
Net realized and unrealized gains			27,869
Net impairment losses recognized in earnings			(1,073)
Income before income taxes			$197,987

Net loss ratio	65.2%	37.4%	48.5%
Acquisition expense ratio	10.0%	26.1%	19.7%
General and administrative expense ratio	17.0%	10.3%	15.9%	[a]
Combined ratio	92.2%	73.8%	84.1%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Six Months Ended June 30, 2014
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$973,802	$873,138	$1,846,940
Ceded premiums written	(451,737)	(85,071)	(536,808)
Net premiums written	522,065	788,067	1,310,132
Net premiums earned	362,584	515,220	877,804
Other underwriting loss	—	(6,062)	(6,062)
Total underwriting revenues	362,584	509,158	871,742

Expenses
Net losses and loss expenses	238,100	197,992	436,092
Acquisition expenses	27,389	123,369	150,758
General and administrative expenses	72,668	45,145	117,813
	338,157	366,506	704,663
Underwriting income	$24,427	$142,652	167,079

Net investment income			80,292
Corporate expenses			(41,848)
Interest expense			(18,783)
Amortization of intangibles			(3,240)
Net foreign exchange losses			(3,283)
Net realized and unrealized gains			8,283
Net impairment losses recognized in earnings			(309)
Income before income taxes			$188,191

Net loss ratio	65.7%	38.5%	49.6%
Acquisition expense ratio	7.6%	23.9%	17.2%
General and administrative expense ratio	20.0%	8.7%	18.2%	[a]
Combined ratio	93.3%	71.1%	85.0%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

	Three Months Ended June 30,
	Insurance		Reinsurance		Total
	2015	2014	2015	2014	2015	2014

Net loss ratio	72.2%	68.5%	36.5%	41.7%	52.2%	53.8%
Acquisition expense ratio	8.8%	6.9%	26.2%	24.1%	18.5%	16.3%
General and administrative expense ratio	14.2%	16.4%	10.3%	8.5%	14.8%	18.0%
Combined ratio	95.2%	91.8%	73.0%	74.3%	85.5%	88.1%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	Three Months Ended June 30,
	Insurance		Reinsurance		Total
	2015	2014	2015	2014	2015	2014

Net loss ratio	9.2%	10.1%	15.7%	12.2%	12.8%	11.3%

Net of Prior Year Net Loss Reserve Development

	Three Months Ended June 30,
	Insurance		Reinsurance		Total
	2015	2014	2015	2014	2015	2014

Net loss ratio	81.4%	78.6%	52.2%	53.9%	65.0%	65.1%
Acquisition expense ratio	8.8%	6.9%	26.2%	24.1%	18.5%	16.3%
General and administrative expense ratio	14.2%	16.4%	10.3%	8.5%	14.8%	18.0%
Combined ratio	104.4%	101.9%	88.7%	86.5%	98.3%	99.4%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

	Six Months Ended June 30,
	Insurance		Reinsurance		Total
	2015	2014	2015	2014	2015	2014

Net loss ratio	65.2%	65.7%	37.4%	38.5%	48.5%	49.6%
Acquisition expense ratio	10.0%	7.6%	26.1%	23.9%	19.7%	17.2%
General and administrative expense ratio	17.0%	20.0%	10.3%	8.7%	15.9%	18.2%
Combined ratio	92.2%	93.3%	73.8%	71.1%	84.1%	85.0%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	Six Months Ended June 30,
	Insurance		Reinsurance		Total
	2015	2014	2015	2014	2015	2014

Net loss ratio	11.6%	9.3%	15.0%	13.7%	13.7%	11.9%

Net of Prior Year Net Loss Reserve Development

	Six Months Ended June 30,
	Insurance		Reinsurance		Total
	2015	2014	2015	2014	2015	2014

Net loss ratio	76.8%	75.0%	52.4%	52.2%	62.2%	61.5%
Acquisition expense ratio	10.0%	7.6%	26.1%	23.9%	19.7%	17.2%
General and administrative expense ratio	17.0%	20.0%	10.3%	8.7%	15.9%	18.2%
Combined ratio	103.8%	102.6%	88.8%	84.8%	97.8%	96.9%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the three months ended June 30, 2015 and 2014:

	Three Months Ended		Three Months Ended
	June 30, 2015		June 30, 2014
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$112,012	$22,677	$80,540	$45,826
Casualty and other specialty	146,056	65,302	108,030	56,475
Professional lines	96,736	43,443	74,650	29,846
Property, marine and energy	114,062	58,877	58,306	46,891
Subtotal Insurance	468,866	190,299	321,526	179,038

Reinsurance
Catastrophe	139,833	122,305	158,372	123,411
Property	30,560	30,118	42,887	42,886
Casualty	48,132	48,132	30,875	30,868
Professional lines	134,241	134,241	84,117	84,117
Specialty	39,552	33,988	51,648	51,107
Subtotal Reinsurance	392,318	368,784	367,899	332,389

Total	$861,184	$559,083	$689,425	$511,427

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the six months ended June 30, 2015 and 2014:

	Six Months Ended		Six Months Ended
	June 30, 2015		June 30, 2014
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$628,928	$225,137	$608,434	$327,471
Casualty and other specialty	246,738	110,360	175,683	93,288
Professional lines	151,496	67,674	113,430	44,416
Property, marine and energy	177,922	91,167	76,255	56,890
Subtotal Insurance	$1,205,084	$494,338	$973,802	$522,065

Reinsurance
Catastrophe	$264,240	$175,765	$285,020	$202,374
Property	156,260	153,567	209,300	209,208
Casualty	106,230	106,230	115,857	114,260
Professional lines	178,098	178,098	109,736	109,736
Specialty	252,704	216,039	153,225	152,489
Subtotal Reinsurance	$957,532	$829,699	$873,138	$788,067

Total	$2,162,616	$1,324,037	$1,846,940	$1,310,132

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance's net income, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the three and six months ended June 30, 2015 and 2014:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income	$84,206	$83,163	$192,685	$187,643
Add (less) after-tax items:
Net foreign exchange losses	12,910	305	20,484	3,277
Net realized and unrealized gains	(9,707)	(3,559)	(27,021)	(8,563)
Net impairment losses recognized in earnings	309	198	957	309
Operating income before preferred dividends	87,718	80,107	$187,105	$182,666
Preferred dividends	(8,188)	(8,188)	(16,376)	(16,376)
Operating income allocated to common and
participating common shareholders	$79,530	$71,919	$170,729	$166,290

Operating income allocated to common
shareholders under the two-class method	$77,152	$69,797	$165,657	$161,447

Weighted average diluted common shares	43,896,721	43,350,911	43,792,626	43,265,626

Operating income per diluted common share [b]	$1.76	$1.61	$3.78	$3.73

Average common equity [a]	$2,858,876	$2,628,392	$2,814,044	$2,571,112

Operating return on average common equity	2.8%	2.7%	6.1%	6.5%

Annualized operating return on average common equity	11.1%	10.9%	12.1%	12.9%

Net income	$84,206	$83,163	$192,685	$187,643
Preferred dividends	(8,188)	(8,188)	(16,376)	(16,376)
Net income available to common and
participating common shareholders	$76,018	$74,975	$176,309	$171,267

Net income allocated to common shareholders
under the two-class method	$73,745	$72,763	$171,072	$166,279

Net income per diluted common share [b]	$1.68	$1.68	$3.91	$3.84

Return on average common equity, Net income	2.7%	2.9%	6.3%	6.7%

Annualized return on average common equity, Net income	10.6%	11.4%	12.5%	13.3%
[a] Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares.
[b] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

Operating income and operating income per basic or diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact:
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@endurance.bm

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